Exhibit 10.7

Document B141™ – 1997 Part 1

Standard Form of Agreement Between Owner and Architect

with Standard Form of Architect’s Services

TABLE OF ARTICLES

1.1	INITIAL INFORMATION

1.2	RESPONSIBILITIES OF THE PARTIES

1.3	TERMS AND CONDITIONS

1.4	SCOPE OF SERVICES AND OTHER SPECIAL TERMS AND CONDITIONS

1.5	COMPENSATION

AGREEMENT made as of the 1st day of March in the year 2005

BETWEEN the Architect’s client identified as the Owner:

Diamond Jo Worth, LLC

400 E 3rd Street

Dubuque, IA 52001

Telephone Number (563) 690-2120

Fax Number (563) 690-2190

and the Architect:

KGA Architecture

4495 S. Polaris Avenue

Las Vegas, Nevada 89103

Telephone Number: 702-367-6900

(Paragraph deleted)

Fax Number: 702-367-2043

For the following Project:

Worth County, Iowa Excursion Gambling Boat

The Owner and Architect agree as follows:

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion.  The author may also have revised the text of the original AIA standard form.  An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.  A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences.  Consultation with an attorney is encouraged with respect to its completion or modification.

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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ARTICLE 1.1                      INITIAL INFORMATION

§ 1.1.1 This Agreement is based on the following information and assumptions.

(Paragraph deleted)

§ 1.1.2 PROJECT PARAMETERS

§ 1.1.2.1 The objective or use is:

(Paragraph deleted)

A Gaming Facility

§ 1.1.2.2 The physical parameters are:

The Site consists of approximately 40.77 acres generally located on the northwest and southwest sides of the intersection of Interstate 35 and County Highway 105 in Worth County, Iowa.

Site Design:                            •                                           The site shall include an approximately 55,300 s.f. single story Casino building with parking for approximate 600 vehicles.

•                                          The site shall be masterplanned to accommodate future hotel rooms, casino expansion and RV park.

§ 1.1.2.3 The Owner’s Program is:

The project shall include the design of a single story Excursion Gambling Boat of approximately 55,500 s.f. with amenities as follows:

•	Casino	18,000
	Circulation	3,000
	Arcade	1,000
	Gift Shop	2,000
	Restrooms/Miscellaneous	3,000
	Subtotal	27,000

•	Restaurants
	Buffet, Kitchen and Serving Line	2,500
	Restaurant Seating (140 seats)	3,000
	(2) Food Venus Shell Spaces (1,000 s.f. each)	2,000
	Lounge	3,000
	Subtotal	10,500

•	Back of House	18,000

	TOTAL	55,500

•                                The structural system for the Casino Building is assumed to be steel braced frame, bar joist roof framing and metal decking

•                                Exterior walls are assumed to be of metal stud framing with corrugated metal.

•                                The Casino floor is to be built over water filled basement.

§ 1.1.2.4 The legal parameters are:

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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The site is generally located on the northwest side of the intersection of Interstate 35 and County Highway 105 in Worth County, Iowa.

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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§ 1.1.2.5 The financial parameters are as follows.

.1                                      Amount of the Owner’s overall budget for the Project, including the Architect’s compensation, is:

See attached “Worth County Estimate” dated January 06, 2005, prepared by KGA Architecture

.2                                      Amount of the Owner’s budget for the Cost of the Work, excluding the Architect’s compensation, is:

See attached “Worth County Estimate” dated January 06, 2005, prepared by KGA Architecture

§ 1.1.2.6 The time parameters are:

Based on the information available on the date of this contract, site civil construction is to begin May 12, 2005. All other Construction Documents will be completed May 15, 2005.  These dates are contingent upon final approval of Schematic Design no later than March 1, 2005

§ 1.1.2.7 The proposed procurement or delivery method for the Project is:

(Paragraph deleted)

Competitive Bid

§ 1.1.2.8 Other parameters are

(Paragraph deleted)

None

§ 1.1.3 PROJECT TEAM

§ 1.1.3.1 The Owner’s Designated Representative is:

Mr. Michael Luzich

7137 Mission Hills Drive

Las Vegas, Nevada 89113

Telephone Number: (702) 247-9788

Fax Number: (702) 247-6822

§ 1.1.3.2 The persons or entities, in addition to the Owner’s Designated Representative, who are required to review the Architect’s submittals to the Owner are:

(Paragraph deleted)

Not Applicable

§ 1.1.3.3 The Owner’s other consultants and contractors are:

(Paragraph deleted)

Not known at this time

§ 1.1.3.4 The Architect’s Designated Representative is:

George F. Garlock, AIA

KGA Architecture

4495 S. Polaris Avenue

Las Vegas, Nevada 89103

Telephone Number: (702) 367-6900

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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Fax Number: (702) 367-2043

§ 1.1.3.5 The consultants retained at the Architect’s expense are:

Civil Engineering and Landscape Design: Yaggy Colby Associates

Structural Design: Barker Drottar Associates

Mechanical/Plumbing/Electrical Design and Low Voltage Design: JBA Consulting Engineers

Food Service Design: Omega Design

§ 1.1.4 Other important initial information is:

Interior Design Services will be provided by the Architect

§ 1.1.5 When the services under this Agreement include contract administration services, the General Conditions of the Contract for Construction shall be the edition of AIA Document A201 current as of the date of this Agreement.

§ 1.1.6 The information contained in this Article 1.1 may be reasonably relied upon by the Owner and Architect in determining the Architect’s compensation. Both parties, however, recognize that such information may change and, in that event, the Owner and the Architect shall negotiate appropriate adjustments in schedule, compensation and Change in Services in accordance with Section 1.3.3.

ARTICLE 1.2.                   RESPONSIBILITIES OF THE PARTIES

§ 1.2.1 The Owner and the Architect shall cooperate with one another to fulfill their respective obligations under this Agreement.  Both parties shall endeavor to maintain good working relationships among all members of the Project team.

§ 1.2.2. OWNER

§ 1.2.2.1 Unless otherwise provided under this Agreement, the Owner shall provide full information in a timely manner regarding requirements for and limitations on the Project.  The Owner shall furnish to the Architect, within 15 days after receipt of a written request, information necessary and relevant for the Architect to evaluate, give notice of or enforce lien rights.

§ 1.2.2.2 The Owner shall periodically update the budget for the Project, including that portion allocated for the Cost of the Work.  The Owner shall not significantly increase or decrease the overall budget, the portion of the budget allocated for the Cost of the Work, or contingencies included in the overall budget or a portion of the budget, without the agreement of the Architect to a corresponding change in the Project scope and quality.

§ 1.2.2.3 The Owner’s Designated Representative identified in Section 1.1.3 shall be authorized to act on the Owner’s behalf with respect to the Project.  The Owner or the Owner’s Designated Representative shall render decisions in a timely manner pertaining to documents submitted by the Architect in order to avoid unreasonable delay in the orderly and sequential progress of the Architect’s services.

§ 1.2.2.4 The Owner shall furnish the services of consultants other than those designated in Section 1.1.3 or authorize the Architect to furnish them as a Change in Services when such services are requested by the Architect and are reasonably required by the scope of the Project.

§ 1.2.2.5 Unless otherwise provided in this Agreement, the Owner shall furnish tests, inspections and reports required by law or the Contract Documents, such as structural, mechanical, and chemical tests, for air and water pollution, and tests for hazardous materials.  If the Architect, through the course of its services hereunder, discovers that the Owner is obligated to perform certain tests, inspections and reports, the Architect agrees to promptly notify the Owner.  Notwithstanding the above, the Architect bears no responsibility for discovering such Owner obligations, nor any liability for failing to do so.

§ 1.2.2.6 The Owner shall furnish all legal, insurance and accounting services, including auditing services, that may be reasonably necessary at any time for the Project to meet the Owner’s needs and interests.

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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§ 1.2.2.7 The Owner shall provide prompt written notice to the Architect if the Owner becomes aware of any fault or defect in the Project, including any errors, omissions or inconsistencies in the Architect’s Instruments of Service.

§ 1.2.3 ARCHITECT

§ 1.2.3.1 The services performed by the Architect, Architect’s employees and Architect’s consultants shall be as enumerated in Article 1.4

§ 1.2.3.2 The Architect’s services shall be performed as expeditiously as is consistent with professional skill and care and the orderly progress of the Project. The Architect shall submit for the Owner’s approval a schedule for the performance of the Architect’s services which initially shall be consistent with the time periods established in Section 1.1.2.6 and which shall be adjusted, if necessary, as the Project proceeds. This schedule shall include allowances for periods of time required for the Owner’s review, for the performance of the Owner’s consultants, and for approval of submissions by authorities having jurisdiction over the Project. Time limits established by this schedule approved by the Owner shall not, except for reasonable cause, be exceeded by the Architect or Owner.

§ 1.2.3.3 The Architect’s Designated Representative identified in Section 1.1.3 shall be authorized to act on the Architect’s behalf with respect to the Project.

§ 1.2.3.4 The Architect shall maintain the confidentiality of information specifically designated as confidential by the Owner, unless withholding such information would violate the law, create the risk of significant harm to the public or prevent, the Architect from establishing a claim or defense in an adjudicatory proceeding. The Architect shall require of the Architect’s consultants similar agreements to maintain the confidentiality of information specifically designated as confidential by the Owner.

§ 1.2.3.5 Except with the Owner’s knowledge and consent, the Architect shall not engage in any activity, or accept any employment, interest or contribution that would reasonably appear to compromise the Architect’s professional judgment with respect to this Project.

§ 1.2.3.6 The Architect shall review laws, codes, and regulations applicable to the Architect’s services. The Architect shall respond in the design of the Project to requirements imposed by governmental authorities having jurisdiction over the Project.

§ 1.2.3.7 The Architect shall be entitled to rely on the accuracy and completeness of services and information furnished by the Owner. The Architect shall provide prompt written notice to the Owner if the Architect becomes aware of any errors, omissions or inconsistencies in such services or information.

§ 1.2.3.8 The Architect agrees that whenever, pursuant to this agreement, the Architect’s consent is necessary or permitted, the Architect agrees that its consent will not be unreasonably withheld or delayed.

ARTICLE 1.3                      TERMS AND CONDITIONS

§ 1.3.1 COST OF WORK

§ 1.3.1.1 The Cost of the Work shall be the total cost or, to the extent the Project is not completed, the estimated cost to the Owner of all elements of the Project designed or specified by the Architect.

§ 1.3.1.2 The Cost of the Work shall include the cost at current market rates of labor and materials furnished by the Owner and equipment designed, specified, selected or specially provided for by the Architect, including the costs of management or supervision of construction or installation provided by a separate construction manager or contractor, plus a reasonable allowance for their overhead and profit. In addition, a reasonable allowance for contingencies shall be included for market conditions at the time of bidding and for changes in the Work.

§ 1.3.1.3 The Cost of the Work does not include the compensation of the Architect and the Architect’s consultants, the costs of the land, rights-of-way and financing or other costs that are the responsibility of the Owner.

§ 1.3.2 INSTRUMENTS OF SERVICE

§ 1.3.2.1 Drawings, specifications and other documents, including those in electronic form, prepared by the Architect and the Architect’s consultants are Instruments of Service for use solely with respect to this Project. The Architect

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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and the Architect’s consultants shall be deemed the authors and owners of their respective Instruments of Service and shall retain all common law, statutory and other reserved rights, including copyrights.

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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§ 1.3.2.2 Upon execution of this Agreement, the Architect grants to the Owner a nonexclusive license to reproduce the Architect’s Instruments of Service solely for purposes of constructing, using and maintaining the Project, provided that the Owner shall comply with all obligations, including prompt payment of all sums when due, under this Agreement.  The Architect shall obtain similar nonexclusive licenses from the Architect’s consultants consistent with this Agreement.  Any termination of this Agreement prior to completion of the Project shall terminate this license.  Upon such termination, the Owner shall refrain from making further reproductions of Instruments of Service and shall return to the Architect within seven days of termination all originals and reproductions in the Owner’s possession or control.  If and upon the date the Architect is adjudged in default of this Agreement, the foregoing license shall be deemed terminated and replaced by a second, nonexclusive license permitting the Owner to authorize other similarly credentialed design professionals to reproduce and, where permitted by law, to make changes, corrections or additions to the Instruments of Service solely for purposes of completing, using and maintaining the Project.

§ 1.3.2.3 Except for the licenses granted in Section 1.3.2.2, no other license or right shall be deemed granted or implied under this Agreement.  The Owner shall not assign, delegate, sublicense, pledge or otherwise transfer any license granted herein to another party without the prior written agreement of the Architect.  However, the Owner shall be permitted to authorize the Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers to reproduce applicable portions of the Instruments of Service appropriate to and for use in their execution of the Work by license granted in Section 1.3.2.2. Submission or distribution of Instruments of Service to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the reserved rights of the Architect and the Architect’s consultants.  The Owner shall not use the Instruments of Service for future additions or alterations to this Project or for other projects, unless the Owner obtains the prior written agreement of the Architect and the Architect’s consultants.  Any unauthorized use of the Instruments of Service shall be at the Owner’s sole risk and without liability to the Architect and the Architect’s consultants.

§ 1.3.2.4 Prior to the Architect providing to the Owner any Instruments of Service in electronic form or the Owner providing to the Architect any electronic data for incorporation into the Instruments of Service, the Owner and the Architect shall by separate written agreement ser forth the specific conditions governing the format of such Instruments of Service or electronic data, including any special limitations or licenses not otherwise provided in this Agreement.

§ 1.3.3 CHANGE IN SERVICES

§ 1.3.3.1 Change in Services of the Architect, including services required of the Architect’s consultants, may be accomplished after execution of this Agreement, without invalidating the Agreement, if manually agreed in writing.  If required by circumstances beyond the Architect’s control, or if the Architect’s services are affected as described in Section 1.3.3.2.  In the absence of mutual agreement in writing, the Architect shall notify the Owner prior to providing such services.  If the Owner deems that all or a part of such Change in Services is not required, the Owner shall give prompt written notice to the Architect, and the Architect shall have no obligation to provide those services.  Except for a change due to the fault of the Architect, Change in Services of the Architect shall entitle the Architect to an adjustment in compensation pursuant to Section 1.5.2, and to any Reimbursable Expenses described in Section 1.3.9.2 and Section 1.5.5.

§ 1.3.3.2 If any of the following circumstances affect the Architect’s services for the Project, the Architect shall be entitled to an appropriate adjustment, as approved by the Owner, in the Architect’s schedule and compensation:

.1              change in the instructions or approvals given by the Owner that necessitate in Instruments of Service;

.2              enactment or revision of codes, laws or regulations or official interpretations which necessitate changes to previously prepared Instruments of Service;

.3              decisions of the Owner not rendered in a timely manner;

.4              significant change in the Project including, but not limited to, size, quality, complexity, the Owner’s schedule or budget, or procurement method;

.5              failure of performance on the part of the Owner or the Owner’s consultants or contractors;

.6              preparation for and attendance at a public hearing, a dispute resolution proceeding or a legal proceeding except where the Architect is party thereto;

.7              change in the information contained in Article 1.1.

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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§ 1.3.4 MEDIATION

§ 1.3.4.1 Any claim, dispute or other matter in question arising out of or related to this Agreement shall be subject to mediation as a condition precedent to arbitration or the institution of legal or equitable proceedings by either party.  If such matter relates to or is the subject of a lien arising out of the Architect’s services, the Architect may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to resolution of the matter by mediation or by arbitration.

§ 1.3.4.2 The Owner and Architect shall endeavor to resolve claims, disputes and other matters in question between them by mediation which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect.  Request for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association.  The request may be made concurrently with the filing of a demand for arbitration but, in such event, mediation shall proceed in advance of arbitration or legal or equitable proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order.

§ 1.3.4.3 The parties shall share the mediator’s fee and any filing fees equally.  The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon.  Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.

§ 1.3.5 ARBITRATION

§ 1.3.5.1 Any claim, dispute or other matter in question arising out of or related to this Agreement shall be subject to arbitration, Prior to arbitration, the parties shall endeavor to resolve disputes by mediation in accordance with Section 1.3.4.

§ 1.3.5.2 Claims, disputes and other matters in question between the parties that are not resolved by mediation shall be decided by arbitration which, unless the parties mutually agree otherwise, shall be in accordance with the Constriction Industry Arbitration Rules of the American Arbitration Association currently in affect.  The demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association.

§ 1.3.5.3 A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen.  In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

§ 1.3.5.4 No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing a specific reference to this Agreement and signed by the Owner, Architect, and any other person or entity sought to be joined.  Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein.  The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to this Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

§ 1.3.5.5 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

§ 1.3.6 CLAIMS FOR CONSEQUENTIAL DAMAGES

The Architect and the Owner waive consequential damages for claims, disputes or other matters in question arising out of or relating to this Agreement.  This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Section 1.3.8.

§ 1.3.7 MISCELLANEOUS PROVISIONS

1.3.7.1 This Agreement shall be governed by the of the principal place of business of the Architect, unless otherwise provided in Section 1.4.2.

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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§ 1.3.7.2 Terms in this Agreement shall have the same meaning as those in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement.

§ 1.3.7.3. Causes of action between the parties to this Agreement pertaining to acts of failures to act shall be deemed to have accrued and the applicable statutes of limitations under Nevada law shall commence to run not later than either the date of Substantial Completion for acts or failures to act occurring prior to Substantial Completion or the date of issuance of the final Certificate for Payment for acts of failures to act occurring after Substantial Completion. In no event shall such statutes of limitations commence to run any later than the date when the Architect’s services are substantially completed.

§ 1.3.7.4 To the extent damages are covered by property insurance during construction, the Owner and the Architect waive all rights against each other and against the contractors, consultants, agents and employees of the other for damages, except such rights as they may have to the proceeds of such insurance as set forth in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement. The Owner or the Architect, as appropriate, shall require of the contractors, consultants, agents and employees of any of them similar walvers in favor of the other parties enumerated herein.

§ 1.3.7.5 Nothing contained in this Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either the Owner or Architect.

§ 1.3.7.6 Unless otherwise provided in this Agreement, the Architect and Architect’s consultants shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials or toxic substances in any from at the Project site.

§ 1.3.7.7 The Architect shall have the right to include photographic or artistic representations of the design of the Project among the Architect’s promotional and professional materials. The Architect shall be given reasonable access to the completed Project to make such representations. However, the Architect’s materials shall not include the Owner’s confidential or proprietary information if the Owner has previously advised the Architect in writing of the specific information considered by the Owner to be confidential or proprietary. The Owner shall provide professional credit for the Architect in the Owner’s promotional materials for the Project

§ 1.3.7.8 If the Owner requests the Architect to execute certificates, the proposed language of such certificates shall be submitted to the Architect for review at least 14 days prior to the requested dates of execution. The Architect shall not be required to execute certificates that would require knowledge, services or responsibilities beyond the scope of this Agreement.

§ 1.3.7.9 The Owner and Architect, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. Neither the Owner nor the Architect shall assign this Agreement without the written consent of the other, except that the Owner may assign this Agreement to an institutional lender providing financing for the Project. In such event, the lender shall assume the Owner’s rights and obligations under this Agreement. The Architect shall execute all consents reasonably required to facilitate such assignment, and such consents shall not be unreasonably withheld or delayed.

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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§ 1.3.7.10 Indemnification: The Design Professional agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Owner, and its officers, directors and employees (collectively, the “Owner Indeminified Parties”) against all damages, liabilities or costs, including reasonable attorneys’ fees and defense costs, to the extent caused by the Design Professional’s (or any other person or entity for whom and which the Design Professional is legally responsible) negligent performance of professional services under this Agreement, provided, however, the Design Professional shall not be obligated to indemnify the Owner Indemnifies Parties for the Owner’s own negligence.

The Design Professional’s liability hereunder shall be limited to the proceeds received by the Design Professional under its professional liability insurance (the form of which shall be subject to the approval of the Owner in its sole discretion) and any deductible thereunder shall be borne solely by the Design Professional (with the right of reimbursement or contribution from its Consultants). The Design Professional’s professional liability insurance shall provide for no less than $3,000,000 coverage limit per occurrence.

The Owner agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Design Professional, and its officers, directors, and employees and subconsultants (collectively, the “Design Professional Indemnified Parties”) against all damages, liabilities or costs, including reasonable attorneys’ fees and defense costs, so the extent caused by the Owner’s (or any other person or entity for whom or which the Owner is legally responsible) negligence provided, however, the Owner shall not be obligated to indemnify the Design Professional Indemnified Parties for the Design Professionals own negligence.

The Owner’s liability hereunder shall be limited to the proceeds received by the Owner under its liability insurance (the form and amount of which shall be subject to the approval of the Design Professional in its sole discretion) and any deductible thereunder shall be borne solely by the Owner (with the right of reimbursement or contribution from other persons or entities)

§ 1.3.7.11 Assignment Of Agreement: The Owner may, upon notice and without the consent of the Design Professional, assign this Agreement to one or more lenders providing financing for the Project as security for such financing. The Design Professional and each Consultant shall agree to perform work at the Project on behalf of such lender from and after the declaration of a default under the documents evidencing and securing such financing (beyond the expiration of applicable grace, notice and cure periods) so long as the Design Professional and such Consultant are paid to accordance with its agreement and such lender agrees to be bound thereby. In addition, the Owner, and such Lender may contact any Consultant with which the Design Professional has contracted if the Design Professional is in default hereunder (beyond the expiration of applicable grace, notice and cure periods) and such Consultant shall continue to perform work for the Owner or Lender, as applicable pursuant to the terms of its agreement.

§ 1.3.8 TERMINATION OR SUSPENSION

§ 1.3.8.1 If the Owner fails to make payments to the Architect to accordance with this Agreement, such failure shall be considered substantial nonperformance and cause for termination or, at the Architect’s option, cause for suspension of performance of services under this Agreement. If the Architect elects to suspend services, prior to suspension of services, the Architect shall give seven day’s written notice to the Owner. In the event of a suspension of services, the Architect shall have no liability to the Owner for delay or damage caused the Owner because of such suspension of services. Before resuming services, the Architect shall be paid all sums due prior to suspension and any expenses incurred in the interruption and resumption of the Architect’s services. The Architect’s fees for the remaining services and the time schedules shall be equitably adjusted.

§ 1.3.8.2 If the Project is suspended by the Owner for more than 30 consecutive days, the Architect shall be compensated for services performed prior to notice of such suspension. The Architect’s fees for the remaining services and the time schedules shall be equitably adjusted.

§ 1.3.8.3 If the Project is suspended or the Architect’s services are suspended for more than 90 consecutive days, the Architect may terminate this Agreement by giving not less than seven days’ written notice.

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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§ 1.3.8.4 This Agreements may be terminated by either party upon not less than seven days’ written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

§ 1.3.8.5 This Agreement may be terminated by the Owner upon not less than seven days’ written notice to the Architect for the Owner’s convenience and without cause.

§ 1.3.8.6 In the event of termination not the fault of the Architect, the Architect shall be compensated for services performed prior to termination, together with Reimbursable Expenses then due and all Termination Expenses as defined in Section 1.3.8.7.

§ 1.3.8.7 Termination Express are in addition to compensation for the services of the Agreement and include expenses directly attributable to termination for which the Architect is not otherwise compensated.

§ 1.3.8.8 Notwithstanding anything contained herein to the contrary, in the event of default the non-defaulting party agrees to give the defaulting party written notice describing in detail the nature of the default and allowing the defaulting party ten (10) days from the date of the written notice to cure or such additional time as may be necessary provided such defaulting party immediately commences to cure and diligently pursues the cure to completion.

§ 1.3.8.9 This Agreement is contingent upon its approval by the rows Racing and Gaming Commission. Failure to received such approval may result in termination of this agreement by the Owner, under the terms and conditions defined above.

§ 1.3.9. PAYMENTS TO THE ARCHITECT

§ 1.3.9.1 Payments on account of services rendered and for Reimbursable Expenses incurred shall be made monthly upon presentation of the Architect’s statement of services. No deductive shall be made from the Architect’s compensation on account of penalty, liquidated damages or other sums withheld form payments to contractors, or on account of the cost of changes in the Work other than those for which the Architect has been adjudged to be liable.

§ 1.3.9.2 Reimbursable Expenses are in addition to compensation for the Architect’s services and include expenses incurred by the Architect’s employees and consultants directly related to the Project, as identified in the following Clauses:

.1              transportation in connection with the Project, authorized out-of-town travel and subsistence, and electronic communications; Expenses of travel and associated per diem costs may upgrade to next available class level for air travel more than 2 1/2 hours duration.

.2              fees paid for securing approval of authorities having jurisdiction over the Project;

.3              reproductions, plots, standard form documents, postage, handling and delivery of Instruments of Service;

.4              expense of overtime work requiring higher than regular rates if authorized in advance by the Owner;

.5              renderings, models and mock-ups requested by the Owner;

.6              expense of professional liability insurance dedicated exclusively to this Project or the expense of additional insurance coverage or limits requested by the Owner in excess of that normally carried by the Architect and the Architect’s consultants;

.7              reimbursable expenses as designated in Section 1.5.5;

.8              other similar direct Project-related expenditures.

§ 1.3.9.3 Records of Reimbursable Expenses, of expenses pertaining to a Change in Service, and of service performed on the basis of hourly rates or a multiple of Direct Personnel Expense shall be available to the Owner or the Owner’s authorized representative at mutually convenient times.

§ 1.3.9.4 Direct Personnel Expense is defined as the direct salaries of the Architect’s personnel engaged on the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, employee retirement plans and similar contributions.

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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ARTICLE 1.4  SCOPE OF SERVICES AND OTHER SPECIAL TERMS AND CONDITIONS

§ 1.4.1 Enumeration of Parts of the Agreement: This Agreement represents the entire and integrated agreement between the Owner and the Architect and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Architect. This Agreement comprises the documents listed below.

§ 1.4.1.1 Standard Form of Agreement Between Owner and Architect, AIA Document B141-1997.

§ 1.4.1.2 Standard Form of Architect’s Services: Design and Contact Administration, AIA Document B141-1997.

§ 1.4.1.3 Other documents as follows:

Project budget titled “Worth County Estimate” dated January 06, 2005, prepared by KGA Architecture Omega Design Design services Agreement (provided for description of the scope of services for Food Service design)

Yaggy Colhy Associates Proposal for Civil Engineering Services (provided for description of services to be provided for Civil Engineering and Landscape design)

§ 1.4.2 Special Terms and Conditions, Special terms and conditions that modify this Agreement are as follows:

The services shall be provided as follows:

Basic Design Services shall include:

•                                          License Application Process

•                                          Schematic Design

•                                          Design Development

•                                          Construction Documents

•                                          Bidding/Negotiation

•                                          Construction Administration

Supplemental Design Services shall include:

•                                          Interior Design

•                                          Communication / Low Voltage Design

•                                          Food Service Design

•                                          Civil Engineering / Landscape Design

Basic and Supplemental Services will exclude the following:

1.                                       All Professional services indicated as not a part of the proposal on the matrix of Professional Services included in Part 2 of this agreement.

2.                                       Environmental Testing Studies or Inspection of any nature.

3.                                       Renderings above the specified amount in Part 2 of this agreement.

4.                                       Models

5.                                       All reproduction of drawings, plotting and specifications.

6.                                       Out of town travel, lodging, meals, mailing, shipping, long distance phone calls, etc.

7.                                       The signing of certification letters and/or forms required by lending agencies or any other agency regarding warranties and guarantees of construction quality, environmental concerns, use of property, of codes or ADA compliance, etc.

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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Notwithstanding the foregoing, the Design Professional shall execute one or more certifications to construction and permanent lenders which provide, in relevant part, that the Design Professional has prepared or supervised the preparation of the plans and specifications for the Project, that a true, correct and complete list is attached to such certificate, that such plans and specifications comply with applicable zoning laws and other legal requirements and that the Design Professional shall cooperate with the other consultants and professionals.  Such certificate shall include an undertaking that the Design Professional shall notify such lender in writing if there is any material variation from the plans and specifications, which comes to the attention of the Design Professional (without any obligation on the part of the Design Professional to conduct any independent investigation).

8.             At the request of the Owner, the Architect has retained Yaggy Colby Associates, a Civil Engineering firm, for the preparation of Civil studies and reports. The Architect is providing this service as an administrative courtesy to the Owner.  However, in doing so, the Architect assumes no responsibility or liability of any nature for accuracy and completeness of these Professional Services.

ARTICLE 1.5  COMPENSATION

§ 1.5.1 For the Architect’s services as described under Article 1.4, compensation shall be computed as follows:

Compensation for Basic and Supplemental Services shall be as follows:

•	Basic Services:
	1.	License Application Process	$50,000.00
	2.	Schematic/Zoning Design Phase	$80,000.00
	3.	Design Development Phase	$220,000.00
	4.	Construction Document Phase	$450,000.00
	5.	Bidding/Negotiation Phase	$50,000.00
	6.	Construction Administration Phase	$150,000.00

		SUB TOTAL	$1,000,000.00

•	Supplemental Services:
	1.	Interior Design	$160,000.00
	2.	Renderings and Presentation Sketches	$12,000.00	*
	3.	Low Voltage Infrastructure Design	$35,000.00	*
	4.	Food Service Design	$29,000.00	*
	5.	Civil Engineering	$264,000.00	*

		SUB TOTAL	$500,000.00

GRAND TOTAL			$1,500,000.00

* Note: Fees marked with “*” include 15% above direct consultant fees for Architectural coordination

§ 1.5.2 If the services of the Architect are changed as described in Section 1.3.3.1, the Architect’s compensation shall be adjusted.  Such adjustment shall be calculated in an equitable manner.

(Paragraph deleted)

§ 1.5.3 For a Change in Services of the Architect’s consultants, compensation shall be computed as a multiple of 1.15 times the amounts billed to the Architect for such services.

§ 1.5.4 For Reimbursable Expenses as described in Section 1.3.9.2, and any other items included in Section 1.5.5 as Reimbursable Expenses, the compensation shall be computed as a multiple of 1.15 times the expenses incurred by the Architect, and the Architect’s employees and consultants.

§ 1.5.5 Other Reimbursable Expenses, if any, are as follows:

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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See 1.3.9.2 above

§ 1.5.6 The rates and multiples for services of the Architect and the Architect’s consultants as set forth in this Agreement shall be adjusted in accordance with their normal salary review practices.

§ 1.5.7 An initial payment of Zero Dollars ($0) shall be made upon execution of this Agreement and is the minimum payment under this Agreement. It shall be credited to the Owner’s account at final payment. Subsequent payments for services shall be made monthly, and where applicable, shall be in proportion to services performed on the basis set fourth is this Agreement.

§ 1.5.8 Payments are due and payable Thirty (30) days from the date of the Architect’s invoice. Amounts unpaid Thirty-Five (35) days after the invoice date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Architect.

(Paragraph deleted)

1.00% monthly

(Paragraph deleted)

§ 1.5.9 As a courtesy to the Owner, the Architect agrees to the following schedule of payments during the period from February 2005 through and including June 2005. The Owner and Architect agree that the compensation earned for services performed by the Architect and its consultants during that period will exceed the payment amounts due under this schedule, and that payment in full for all amounts earned as of May 31, 2005 will be made no later than June 30, 2005. In the event of suspension and/or termination of this agreement, all amounts earned up to and including the date of temporary and/or permanent termination, shall become fully due and payable at that time, regardless of this schedule.

Schedule of Payments:

Architect’s Invoice Date	Owner’s Payment Amount	Payment Date
January 31, 2005	$100,000.00	No later than February 28, 2005
February 28, 2005	$100,000.00	No later than March 31, 2005
March 31, 2005	$100,000.00	No later than April 30, 2005
April 30, 2005	$100,000.00	No later than May 31, 2005
May 31, 2005	Full balance earned to date	No later than June 30, 2005
All Subsequent	Balance earned to date	No later than the last day of the next month

This Agreement entered into as of the day and year first written above.

OWNER	ARCHITECT

/s/ Michael Luzich	/s/ George F. Garlock
(Signature)	(Signature)
Mr. Michael Luzich, President	George F. Garlock, AIA, Founding Principal
(Printed name and title)	(Printed name and title)

AIA Document B141™ – 1997 Part 1. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 12:04:47 on 03/14/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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Document B141™ – 1997 Part 2

Standard Form of Architect’s Services:

Design and Contract Administration

TABLE OF ARTICLES

2.1	PROJECT ADMINISTRATION SERVICES

2.2	SUPPORTING SERVICES

2.3	EVALUATION AND PLANNING SERVICES

2.4	DESIGN SERVICES

2.5	CONSTRUCTION PROCUREMENT SERVICES

2.6	CONTRACT ADMINISTRATION SERVICES

2.7	FACILITY OPERATION SERVICES

2.8	SCHEDULE OF SERVICES

2.9	MODIFICATIONS

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

ARTICLE 2.1       PROJECT ADMINISTRATION SERVICES

§ 2.1.1 The Architect shall manage the Architect’s services and administer the Project. The Architect shall consult with the Owner, research applicable design criteria, attend Project meetings, communicate with members of the Project team and issue progress reports. The Architect shall coordinate the services provided by the Architect and the Architect’s consultants with those services provided by the Owner and the Owner’s consultants.

§ 2.1.2 When Project requirements have been sufficiently identified, the Architect shall prepare and periodically update, a Project schedule that shall identify milestone dates for decisions required of the Owner, design services furnished by the Architect, completion of documentation provided by the Architect, commencement of construction and Substantial Completion of the Work.

§ 2.1.3 The Architect shall consider the value of alternative materials, building systems and equipment, together with other considerations based on program, budget and aesthetics in developing the design for the Project.

§ 2.1.4 Upon request of the Owner, the Architect shall make a presentation to explain the design of the Project to representatives of the Owner.

§ 2.1.5 The Architect shall submit design documents to the Owner at intervals appropriate to the design process for purposes of evaluation and approval by the Owner. The Architect shall be entitled to rely on approvals received from the Owner in the further development of the design.

§ 2.1.6 The Architect shall assist the Owner in connection with the Owner’s responsibility for filing documents required for the approval of governmental authorities having jurisdiction over the Project.

AIA Document B141™ – 1997 Part 2. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:00:32 on 03/10/2005 under Order No.1000163036_4 which expires on 12/22/2005, and is not for resale.

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1

§ 2.1.7 EVALUATION OF BUDGET AND COST OF THE WORK

§ 2.1.7.1 When the Project requirements have been sufficiently identified, the Architect shall prepare a preliminary estimate of the Cost of the Work.  This estimate may be based on current area, volume or similar conceptual estimating techniques.  As the design process progresses through the end of the preparation of the Construction Documents, the Architect shall update and refine the preliminary estimate of the Cost of the Work.  The Architect shall advise the Owner of any adjustments to previous estimates of the Cost of the Work indicated by changes in Project requirements or general market conditions.  If at any time the Architect’s estimate of the Cost of the Work exceeds the Owner’s budget, the Architect shall make appropriate recommendations to the Owner to adjust the Project’s size, quality or budget, and the Owner shall cooperate with the Architect in making such adjustments.

§ 2.1.7.2 Evaluations of the Owner’s budget for the Project, the preliminary estimate of the Cost of the Work and updated estimates of the Cost of the Work prepared by the Architect represent the Architect’s judgment as a design professional familiar with the construction industry.  It is recognized, however, that neither the Architect nor the Owner has control over the cost of labor, materials or equipment, over the Contractor’s methods of determining bid prices, or over competitive bidding, market or negotiating conditions.  Accordingly, the Architect cannot and does not warrant or represent that bids or negotiated prices will not vary from the Owner’s budget for the Project or from any estimate of the Cost of the Work or evaluation prepared or agreed to by the Architect.

§ 2.1.7.3 In preparing estimates of the Cost of the Work, the Architect shall be permitted to include contingencies for design, bidding and price escalation; to determine what materials, equipment, component systems and types of construction are to be included in the Contract Documents; to make reasonable adjustments in the scope of the Project and to include in the Contract Documents alternate bids as may be necessary to adjust the estimated Cost of the Work to meet the Owner’s budget for the Cost of the Work. If an increase in the Contract Sum occurring after execution of the Contract between the Owner and the Contractor causes the budget for the Cost of the Work to be exceeded that budget shall be increased accordingly.

§ 2.1.7.4 If bidding or negotiation has not commenced within 90 days after the Architect submits the Construction Documents to the Owner, the budget for the Cost of the Work shall be adjusted to reflect changes in the general level of prices in the construction industry.

§ 2.1.7.5 If the budget for the Cost of the Work is exceeded by the lowest bona fide bid or negotiated proposal, the Owner shall:

.1             give written approval of an increase in the budget for the Cost of the Work;

.2             authorize rebidding or renegotiating of the Project within a reasonable time;

.3             terminate in accordance with Section 1.3.8.5; or

.4             cooperate in revising the Project scope and quality as required to reduce the Cost of the Work.

§ 2.1.7.6 If the Owner chooses to proceed under Section 2.1.7.5.4, the Architect, without additional compensation, shall modify the documents for which the Architect is responsible under this Agreement as necessary to comply with the budget for the Cost of the Work.  The modification of such documents shall be the limit of the Architect’s responsibility under this Section 2.1.7.  The Architect shall be entitled to compensation in accordance with this Agreement for all services performed whether or not construction is commenced.

ARTICLE 2.2 SUPPORTING SERVICES

§ 2.2.1 Unless specifically designated in Section 2.8.3, the services in this Article 2.2 shall be provided by the Owner or the Owner’s consultants and contractors.

§ 2.2.1.1 The Owner shall furnish a program setting forth the Owner’s objectives, schedule, constraints and criteria, including space requirements and relationships, special equipment, systems and site requirements.

AIA Document B141™ – 1997 Part 2. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:00:32 on 03/10/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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§ 2.2.1.2 The Owner shall furnish surveys to describe physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site.  The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, Pavements and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data with respect to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths.  All the information on the survey shall be referenced to a Project benchmark.

At the request of the Owner, the Architect will retain Yaggy Colby Associates, a Civil Engineering firm, to provide the services indicated above.  The Architect provides these services as an administrative courtesy to the Owner.  However, in doing so, the Architect assumes no responsibility or liability of any nature for the accuracy and completeness of these Professional Services.  The attached Yaggy Colby Associates proposal defines the services to be provided.

§ 2.2.1.3 The Owner shall furnish services of geotechnical engineers which may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion tests and resistivity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate recommendations.

At the request of the Owner, the Architect will retain Yaggy Colby Associates, a Civil Engineering firm, to provide the services Indicated above.  The Architect provides these services as an administrative courtesy to the Owner.  However, in doing so, the Architect assumes no responsibility or liability of any nature for the accuracy and completeness of these Professional Services.  The attached Yaggy Colby Associates proposal defines the services to be provided.

ARTICLE 2.3 EVALUATION AND PLANNING SERVICES

§ 2.3.1 The Architect shall provide a preliminary evaluation of the information furnished by the Owner under this Agreement, including the Owner’s program and schedule requirements and budget for the Cost of the Work, each in terms of the other.  The Architect shall review such information to ascertain that it is consistent with the requirements of the Project and shall notify the Owner of any other information or consultant services that may be reasonably needed for the Project.

§ 2.3.2 The Architect shall provide a preliminary evaluation of the Owner’s site for the Project based on the information provided by the Owner of site conditions, and the Owner’s program, schedule and budget for the Cost of the Work.

§ 2.3.3 The Architect shall review the Owner’s proposed method of contracting for construction services and shall notify the Owner of anticipated impacts that such method may have on the Owner’s program, financial and time requirements, and the scope of the Project.

ARTICLE 2.4 DESIGN SERVICES

§ 2.4.1 The Architect’s design services shall include normal structural, mechanical and electrical engineering services.

In addition, the following services shall be provided as Supplemental Services:

Interior Design

Communication / Low Voltage Design

Food Service Design

Civil Engineering / Landscape Design

AIA Document B141™ – 1997 Part 2. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:00:32 on 03/10/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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§ 2.4.2 SCHEMATIC DESIGN DOCUMENTS

§ 2.4.2.1 The Architect shall provide Schematic Design Documents based on the mutually agreed-upon program, schedule, and budget for the Cost of the Work.  The documents shall establish the conceptual design of the Project illustrating the scale and relationship of the Project components.  The Schematic Design Documents shall include a conceptual site plan, if appropriate, and preliminary building plans, sections and elevations.  At the Architect’s option, the Schematic Design Documents may include study models, perspective sketches, electronic modeling or combinations of these media.  Preliminary selections of major building systems and construction materials shall be noted on the drawings or described in writing.

The Architect will provide as a Supplemental Service two exterior renderings and three interior vignettes.

§ 2.4.3 DESIGN DEVELOPMENT DOCUMENTS

§ 2.4.3.1 The Architect shall provide Design Development Documents based on the approved Schematic Design Documents and updated budget for the Cost of the Work.  The Design Development Documents shall illustrate and describe the refinement of the design of the Project, establishing the scope, relationships, forms, size and appearance of the Project by means of plans, sections and elevations, typical construction details, and equipment layouts.  The Design Development Documents shall include specifications that identify major materials and systems and establish in general their quality levels.

§ 2.4.4 CONSTRUCTION DOCUMENTS

§ 2.4.4.1 The Architect shall provide Construction Documents based on the approved Design Development Documents and updated budget for the Cost of the Work.  The Construction Documents shall set forth in detail the requirements for construction of the Project.  The Construction Documents shall include Drawings and Specifications that establish in detail the quality levels of materials and systems required for the Project.

§ 2.4.4.2 During the development of the Construction Documents, the Architect shall assist the Owner in the development and preparation of: (1) bidding and procurement information which describes the time, place and conditions of bidding; bidding or proposal forms; and the form of agreement between the Owner and the Contractor; and (2) the Conditions of the Contract for Construction (General, Supplementary and other Conditions). The Architect also shall compile the Project Manual that includes the Conditions of the Contract for Construction and Specifications and may include bidding requirements and sample forms.

ARTICLE 2.5 CONSTRUCTION PROCUREMENT SERVICES

§ 2.5.1 The Architect shall assist the Owner in obtaining either competitive bids or negotiated proposals and shall assist the Owner in awarding and preparing contracts for construction.

§ 2.5.2 The Architect shall assist the Owner in establishing a list of prospective bidders or contractors.

§ 2.5.3 The Architect shall assist the Owner in bid validation or proposal evaluation and determination of the successful bid or proposal, if any. If requested by the Owner, the Architect shall notify all prospective bidders or contractors of the bid or proposal results.

§ 2.5.4 COMPETITIVE BIDDING

§ 2.5.4.1 Bidding Documents shall consist of bidding requirements, proposed contract forms, General Conditions and Supplementary Conditions, Specifications and Drawings.

§ 2.5.4.2 If requested by the Owner, the Architect shall arrange for procuring the reproduction of Bidding Documents for distribution to prospective bidders.  The Owner shall pay directly for the cost of reproduction or shall reimburse the Architect for such expenses.

§ 2.5.4.3 If requested by the Owner, the Architect shall distribute the Bidding Documents to prospective bidders and request their return upon completion of the bidding process.  The Architect shall maintain a log of distribution and retrieval, and the amounts of deposits, if any, received from and returned to prospective bidders.

§ 2.5.4.4 The Architect shall consider requests for substitutions, if permitted by the Bidding Documents, and shall prepare and distribute addenda identifying approved substitutions to all prospective bidders.

AIA Document B141™ – 1997 Part 2. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:00:32 on 03/10/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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§ 2.5.4.5 The Architect shall participate in or, at the Owner’s direction, shall organize and conduct a pre-bid conference for prospective bidders.

§ 2.5.4.6 The Architect shall prepare responses to questions from prospective bidders and provide clarifications and interpretations of the Bidding Documents to all prospective bidders in the form of addenda.

§ 2.5.4.7 The Architect shall participate in or, at the Owner’s direction, shall organize and conduct the opening of the bids. The Architect shall subsequently document and distribute the bidding results, as directed by the Owner.

§ 2.5.5 NEGOTIATED PROPOSALS

§ 2.5.5.1 Proposal Documents shall consist of proposal requirements, proposed contract forms, General Conditions and Supplementary Conditions, Specifications and Drawings.

§ 2.5.5.2 If requested by the Owner, the Architect shall arrange for procuring the reproduction of Proposal Documents for distribution to prospective contractors.  The Owner shall pay directly for the cost of reproduction or shall reimburse the Architect for such expenses.

§ 2.5.5.3 If requested by the Owner, the Architect shall organize and participate in selection interviews with prospective contractors.

§ 2.5.5.4 The Architect shall consider requests for substitutions, if permitted by the Proposal Documents, and shall prepare and distribute addenda identifying approved substitutions to all prospective contractors.

§ 2.5.5.5 If requested by the Owner, the Architect shall assist the Owner during negotiations with prospective contractors.  The Architect shall subsequently prepare a summary report of the negotiation results, as directed by the Owner.

ARTICLE 2.6 CONTRACT ADMINISTRATION SERVICES

§ 2.6.1 GENERAL ADMINISTRATION

§ 2.6.1.1 The Architect shall provide administration of the Contract between the Owner and the Contractor as set forth below and in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement Modifications made to the General Conditions, when adopted as part of the Contract Documents shall be enforceable under this Agreement only to the extent that they are consistent with this Agreement or approved in writing by the Architect.

§ 2.6.1.2 The Architect’s responsibility to provide the Contract Administration Services under this Agreement commences with the award of the initial Contract for Construction and terminates at the issuance to the Owner of the final Certificate for Payment.  However, the Architect shall be entitled to a Change in Services in accordance with Section 2.8.2 when Contract Administration Services extend 60 days after the date of Substantial Completion of the Work.

§ 2.6.1.3 The Architect shall be a representative of and shall advise and consult with the Owner during the provision of the Contract Administration Services.  The Architect shall have authority to act on behalf of the Owner only to the extent provided in this Agreement unless otherwise modified by written amendment.

§ 2.6.1.4 Duties, responsibilities and limitations of authority of the Architect under this Article 2.6 shall not be restricted, modified or extended without written agreement of the Owner and Architect with consent of the Contractor, which consent will not be unreasonably withheld.

§ 2.6.1.5 The Architect shall review properly prepared, timely requests by the Contractor for additional information about the Contract Documents.  A properly prepared request for additional information about the Contract Documents shall be in a form prepared or approved by the Architect and shall include a detailed written statement that indicates the specific Drawings or Specifications in need of clarification and the nature of the clarification requested.

§ 2.6.1.6 If deemed appropriate by the Architect, the Architect shall on the Owner’s behalf prepare, reproduce and distribute supplemental Drawings and Specifications in response to requests for information by the Contractor.

AIA Document B141™ – 1997 Part 2. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:00:32 on 03/10/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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§ 2.6.1.7 The Architect shall interpret and decide matters concerning performance of the Owner and Contractor under, and requirements of, the Contract Documents on written request of either the Owner or Contractor.  The Architect’s response to such requests shall be made in writing within any time limits agreed upon or otherwise with reasonable promptness.

§ 2.6.1.8 Interpretations and decisions of the Architect shall be consistent with the intent of and reasonably inferable from the Contract Documents and shall be in writing or in the form of drawings.  When making such interpretations and initial decisions, the Architect shall endeavor to secure faithful performance by both Owner and Contractor, shall not show partially to either, and shall not be liable for the results of interpretations or decisions so rendered in good faith.

§ 2.6.1.9 The Architect shall render initial decisions on claims, disputes or other matters in question between the Owner and Contractor as provided in the Contract Documents.  However, the Architect’s decisions on matters relating to aesthetic effect shall be final if consistent with the intent expressed in the Contract Documents.

§ 2.6.2 EVALUATIONS OF THE WORK

§ 2.6.2.1 The Architect, as a representative of the Owner, shall visit the site at intervals appropriate to the stage of the Contractor’s operations, or as otherwise agreed by the Owner and the Architect in Article 2.8, (1) to become generally familiar with and to keep the Owner informed about the progress and quality of the portion of the Work completed. (2) to endeavor to guard the Owner against defects and deficiencies in the Work, and (3) to determine in general if the Work is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents.  However, the Architect shall not be required to make exhaustive or continuous on site Inspections to check the quality or quantity of the Work.  The Architect shall neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor’s rights and responsibilities under the Contract Documents.

§ 2.6.2.2 The Architect shall report to the Owner known deviations from the Contract Documents and from the most recent construction schedule submitted by the Contractor, However, the Architect shall not be responsible for the Contractor’s failure to perform the Work in accordance with the requirements of the Contract Documents.  The Architect shall be responsible for the Architect’s negligent acts or omissions, but shall not have control over or charge of and shall not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons or entities performing portions of the Work.

§ 2.6.2.3 The Architect shall at all times have access to the Work wherever it is in preparation or progress.

§ 2.6.2.4 Except as otherwise provided in this Agreement or when direct communications have been specially authorized the Owner shall endeavor to communicate with the Contractor through the Architect about matters arising out of or relating to the Contract Documents.  Communications by and with Architect’s consultants shall be through the Architect.

§ 2.6.2.5 The Architect shall have authority to reject Work that does not conform to the Contract Documents.  Whenever the Architect considers it necessary or advisable, the Architect will have authority to require inspection or testing of the Work in accordance with the provisions of the Contract Documents, whether or not such Work is fabricated, installed or completed.  However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees or other persons or entities performing portions of the Work.

AIA Document B141™ – 1997 Part 2. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:00:32 on 03/10/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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§ 2.6.3 CERTIFICATION OF PAYMENTS TO CONTRACTOR

§ 2.6.3.1 The Architect shall review and certify the amounts due the Contractor and shall issue Certificates for Payment in such amounts.  The Architect’s certification for payment shall constitute a representation to the Owner, based on the Architect’s evaluation of the Work as provided in Section 2.6.2 and on the data comprising the Contractor’s Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect’s knowledge, information and belief, the quality of the Work is in accordance with the Contract Documents.  The foregoing representations are subject (1) to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, (2) to results of subsequent tests and inspections, (3) to correction of minor deviations from the Contract Documents prior to completion, and (4) to specific qualifications expressed by the Architect.

§ 2.6.3.2 The issuance of a Certificate for Payment shall not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment, or (4) ascertained how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

§ 2.6.3.3 The Architect shall maintain a record of the Contractor’s Applications for Payment.

§ 2.6.4 SUBMITTALS

§ 2.6.4.1 The Architect shall review and approve or take other appropriate action upon the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents.  The Architect’s action shall be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors while allowing sufficient time in the Architect’s professional judgment to permit adequate review.  Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents.  The Architect’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures.  The Architect’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.

§ 2.6.4.1.1 Upon review of Contractor provided Shop Drawings, the Architect shall affix a stamp indicating the Architect’s comments to the Contractor regarding the submittal.  In addition to the Architect’s evaluation of the submittal, this stamp shall contain the following statement:

Corrections or comments made on the shop drawings during this review do not relieve the Contractor from compliance with requirements of the drawings and specifications.  This check is only for review of the general conformance with the design concept of the project and general compliance with the information given in the Contract Documents.  The Contractor is responsible for confirming and correlating all quantities and dimensions, selecting fabrication processes and techniques of construction, coordinating his or her work with that of all other trades and performing all work in a safe and satisfactory manner.”

An impression made from the Architect’s Shop Drawings Review stamp is provided as an attachment to this agreement.

§ 2.6.4.2 The Architect shall maintain a record of submittals and copies of submittals supplied by the Contractor in accordance with the requirements of the Contract Documents.

AIA Document B141™ – 1997 Part 2. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 15:00:32 on 03/10/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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§ 2.6.4.3 If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Architect shall specify appropriate performance and design criteria that such services must satisfy. Shop Drawings and other submittals related to the Work designed or certified by the design professional retained by the Contractor shall bear such professional’s written approval when submitted to the Architect.  The Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals.

§ 2.6.5 CHANGES IN THE WORK

§ 2.6.5.1 The Architect shall prepare Change Orders and Construction Change Directives for the Owner’s approval and execution in accordance with the Contract Documents. The Architect may authorize minor changes in the Work not involving an adjustment in Contract Sum or an extension of the Contract Time which are consistent with the intent of the Contract Documents.  If necessary, the Architect shall prepare, reproduce and distribute Drawings and Specifications to describe Work to be added, deleted or modified, as provided in Section 2.8.2.

§ 2.6.5.2 The Architect shall review properly prepared, timely requests by the Owner or Contractor for changes in the Work, including adjustments to the Contract Sum or Contract Time.  A properly prepared request for a change in the Work shall be accompanied by sufficient supporting data and information to permit the Architect to make a reasonable determination without extensive investigation or preparation of additional drawings or specifications.  If the Architect determines that requested changes in the Work are not materially different from the requirements of the Contract Documents, the Architect may issue an order for a minor change in the Work or recommend to the Owner that the requested change be denied.

§ 2.6.5.3 If the Architect determines that implementation of the requested changes would result in a material change to the Contract that may cause an adjustment in the Contract Time or Contract Sum, the Architect shall make a recommendation to the Owner, who may authorize further investigation of such change.  Upon such authorization, and based upon information furnished by the Contractor, if any, the Architect shall estimate the additional cost and time that might result from such change, including any additional costs attributable to a Change in Services of the Architect.  With the Owner’s approval, the Architect shall incorporate those estimates into a Change Order or other appropriate documentation for the Owner’s execution or negotiation with the Contractor.

§ 2.6.5.4 The Architect shall maintain records relative to changes in the Work.

§ 2.6.6. PROJECT COMPLETION

§ 2.6.6.1 The Architect shall conduct inspection to determine the date or dates of Substantial Completion and the date of final completion, shall receive from the Contractor and forward to the Owner, for the Owner’s review and records, written warranties and related documents required by the Contract Documents and assembled by the Contractor, and shall issue a final Certificate for Payment based upon a final inspection indicating the Work complies with the requirements of the Contract Documents.

§ 2.6.6.2 The Architect’s inspection shall be conducted with the Owner’s Designated Representative to check conformance of the Work with the requirements of the Contract Documents and to verify the accuracy and completeness of the list submitted by the Contractor of Work to be completed or corrected.

§ 2.6.6.3 When the Work is found to be substantially complete, the Architect shall inform the Owner about the balance of the Contract Sum remaining to be paid the Contractor, including any amounts to pay for final completion or correction of the Work.

§ 2.6.6.4 The Architect shall receive from the Contractor and forward to the Owner: (1) consent of surety or sureties, if any, to reduction in or partial release of retainage or the making of final payment and (2) affidavits, receipts, releases and waivers of liens or bonds indemnifying the Owner against liens.

AIA Document B141™ – 1997 Part 2. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects.  All rights reserved.  WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.  This document was produced by AIA software at 15:00:32 on 03/10/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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ARTICLE 2.7 FACILITY OPERATION SERVICES

§ 2.7.1 The Architect shall meet with the Owner or the Owner’s Designated Representative promptly after Substantial Completion to review the need for facility operation services.

§ 2.7.2 Upon request of the Owner, and prior to the expiration of one year from the date of Substantial Completion, the Architect shall conduct a meeting with the Owner and the Owner’s Designated Representative to review the facility operations and performance and to make appropriate recommendations to the Owner.

ARTICLE 2.8 SCHEDULE OF SERVICES

§ 2.8.1 Design and Contract Administration Services beyond the following limits shall be provided by the Architect as a Change in Services in accordance with Section 1.3.3:

.1             up to three (3) reviews of each Shop Drawing, Product Data item, sample and similar submittal of the Contractor.

.2             up to fourteen (14) visits to the site by the Architect over the duration of the Project during construction.

.3             up to three (3) inspections for any portion of the Work to determine whether such portion of the Work is substantially complete in accordance with the requirements of the Contract Documents.

.4             up to two (2) inspections for any portion of the Work to determine final completion.

§ 2.8.2 The following Design and Contract Administration Services shall be provided by the Architect as a Change in Services in accordance with Section 1.3.3:

.1             review of a Contractor’s submittal out of sequence from the submittal schedule agreed to by the Architect;

.2             responses to the Contractor’s requests for information where such information is available to the Contractor from a careful study and comparison of the Contract Documents, field conditions, other Owner-provided information, Contractor-prepared coordination drawings, or prior Project correspondence or documentation;

.3             Change Orders and Construction Change Directives requiring evaluation of proposals, including the preparation or revision of Instruments of Service;

.4             providing consultation concerning replacement of Work resulting from fire or other cause during construction;

.5             evaluation of an extensive number of claims submitted by the Owner’s consultants, the Contractor or others in connection with the Work;

.6             evaluation of substitutions proposed by the Owner’s consultants or contractors and making subsequent revisions to Instruments of Service resulting therefrom;

.7             preparation of design and documentation for alternate bid or proposal requests proposed by the Owner; or

.8             Contract Administrative Services provided 60 days after the date of Substantial Completion of the Work.

AIA Document B141™ – 1997 Part 2. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects.  All rights reserved.  WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.  This document was produced by AIA software at 15:00:32 on 03/10/2005 under Order No.100015153036_4 which expires on 14/22/2005, and is not for resale.

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§ 2.8.3 The Architect shall furnish or provide the following services only if specifically designated as included in the matrix below:

Included
	Included	under	Not included
	under Basic	Supplemental	in this
Professional Service	Services	Services	Proposal
Civil Engineering - Offsite Design		X
Master Topographic and Boundary Survey		X
Master Drainage Study		X
Master Traffic Study		X
Civil Engineering - Onsite Design		X
Zoning Submittal Package	X
Environmental Investigation/Abatement Study			X(4)
Geotechnical Investigation			X(4)
Interior and Exterior Landscape/Irrigation Design		X
On-Site Sewer and Water System Design		X
Theming Consultant			X(2)
Gaming Consultant			X(2)
Architect - KGA Architecture	X
Interior Design		X
Structural Engineering Design	X
Mechanical Engineering Design	X
Electrical Engineering Design	X
Plumbing Engineering Design	X
Retail Design Consultant	X		X(2)
Food and Bar Service Consultant		X
Construction Cost Estimating			X(4)
Interior Signage and Graphics Consultant			X(1)
Exterior Signage and Graphics Consultant, including Pylon Signage			X(1)
Exterior Signage (Location and Layout Only)	X
Renderings		See 2.4.2.1
Acoustical Consultant			X(2)
Security/Surveillance Consultant			X(1)
Back of House Consultant			X(2)
Telephone Consultant			X(1)
Laundry Consultant			X(2)
Code/Life Safety Consultant	X
Smoke Management/QAA Consultant			X(3)
ADA Accessibility Consultant beyond that provided by the Architect of Record			X(2)
Communications Low Voltage Consultant		X
On-site Construction Management Services			X(1)
Construction Laboratory Testing			X(4)

AIA Document B141™ – 1997 Part 2. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects.  All rights reserved.  WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.  This document was produced by AIA software at 15:00:32 on 03/10/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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(1)           This Professional Services can be added as Supplemental Services to this proposal at 1.15 times the actual cost of the services.

(2)           This service is not anticipated to be required for this project.

(3)           Although this service is not anticipated, local authorities will determine if the service is required

(4)           This service is under separate contract with the owner.

Responsibility
(Architect, Owner or
Services		Not Provided)	Location of Service Description

1	Programming	Architect	See Description of Services Below
2	Land Survey Services	Architect, subcontracted to Yaggy Colby Associate	See attached proposal for Services provided by Yaggy Colby Associates
3	Geotechnical Services	Owner
4	Space Schematics/Flow Diagrams	Not Provided
5	Existing Facilities Surveys	Not Provided
6	Economic Feasibility Studies	Not Provided
7	Site Analysis and Selection	Owner
8	Environmental Studies and Reports	Owner
9	Owner Supplied Data Coordination	Owner
10	Schedule Development and Monitoring	Owner
11	Civil Design	Architect, subcontracted to Yaggy Colby Associates	See attached proposal for Services provided by Yaggy Colby Associates
12	Landscape Design	Architect, subcontracted to Yaggy Colby Associates	See attached proposal for Services provided by Yaggy Colby Associates
13	Interior Design	Architect, as supplemental service	See Description of Services Below
14	Special Bedding or Negotiation	Not Provided
15	Value Analysis	Not Provided
16	Detailed Cost Estimating	Not Provided
17	On-Site Project Representation	Not Provided
18	Construction Management	Not Provided
19	Start-up Assistance	Not Provided
20	Record Drawings	Not Provided
21	Post-Contract Evaluation	Not Provided
22	Tenant-Related Services	Not Provided
23	Low Voltage Infrastructure Design	Architect, subcontracted to JBA Consulting Engineers	See Description of Services Below
24	Food Service Design	Architect, subcontracted to Omega Design	See attached proposal for Services provided by Omega Design
25

AIA Document B141™ – 1997 Part 2. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects.  All rights reserved.  WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.  This document was produced by AIA software at 15:00:32 on 03/10/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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Description of Services.

(Insert descriptions of the services designated.)

Programming / License Application Process Scope of Services:

From information and meeting with the various team representatives, we will assist in finalizing the program needs for this specific project.  We will review and finalize the scope of the zoning process, environmental study requirements and other “Right To Build Issues”.

Low Voltage Design Scope of Services:

The service provided will be limited to design of passive Infrastructure, cabling and low-voltage provisioning for the areas and system identified below.  System/equipment specifications and active systems design are not included in this scope of work

Areas to be included:

•              Casino

•              Offices

•              Bars/Restaurants

•              Public Areas

•              Back of House

•              Entertainment Lounge

•              Parking Area Surveillance

Systems included:

•              Facility RF MATV Distribution

•              Music & Page

•              Admin LAN System

•              CCTV System

•              Point of Sale System

•              Telephone

•              Time System

•              Surveillance

Interior Design Scope of Services:

The service provided will shall establish and design the basic Interior Design requirement for all areas.

•              Provide sketches and/or preliminary drawings required to establish the character and function for the space(s) and concept theme(s).  Included is one (1) sketch and color boards for each design area (or theme) as required.

•              Prepare design drawings and other documents to fix and describe the character of the project/project areas as to materials and appearances, propose food/bar service equipment and other essentials as may be appropriate.  Establish preliminary design and construction requirements; provide preliminary mechanical, electrical, and plumbing rough-in layouts for food/bar service equipment.  Establish decorative criteria, recommend and select furniture, furnishings and accessories.  Included is one (1) colorboard for each design area (or theme) as required.

•              Finalize all documents (i.e., interior elevations, reflected ceiling plans, floor/furnishings plans, finish plans, design, intent/profile details, food/bar facilities equipment plans, FF&E and finishes specifications) for bidding, fabrication intent and installation requirements necessary for the project.

AIA Document B141™ – 1997 Part 2. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects.  All rights reserved.  WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.  This document was produced by AIA software at 15:00:32 on 03/10/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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•              Assist in evaluation of bids relating to Interior Design items; review of related samples, submittals and shop drawings; attend specific project construction meetings (normally at the mid-framing phase, at the mid-drywall phase); periodic site inspections/supervision visits at the finishing and furnishing phases as well as attend any emergency/special construction meetings as requested.

ARTICLE 2.9 MODIFICATIONS

§ 2.9.1 Modifications to this Standard Form of Architect’s Services: Design and Contract Administration, if any, are as follows:

§ 2.9.1.1 The Architect agrees that whenever, pursuant to this agreement, the Architect’s consent is necessary or permitted, the Architect agrees that its consent will not be unreasonably withheld or delayed.

§ 2.9.1.2 Notwithstanding anything contained herein to the contrary, in the event of default the non-defaulting party agrees to give the defaulting party written notice describing in detail the nature of the default and allowing the defaulting party ten (10) days from the date of the written notice to cure or such additional time as may be necessary provided such defaulting party immediately commences to cure and diligently pursues the cure to completion.

§ 2.9.1.3 This Agreement is contingent upon its approval by the Iowa Racing and Gaming Commission.  Failure to receive such approval may result in termination of this agreement by the Owner, under the terms and conditions defined above.

By its execution, this Standard Form of Architect’s Services: Design and Contract Administration and modifications hereto are incorporated into the Standard Form of Agreement Between the Owner and Architect, AIA Document B141-1997, that was entered into by the parties as of the date:

OWNER	ARCHITECT

/s/ Michael Luzich	/s/ George F. Garlock
(Signature)	(Signature)
Michael Luzich, President	George F. Garlock, AIA, Founding Principal
(Printed name and title)	(Printed name and title)

AIA Document B141™ – 1997 Part 2. Copyright © 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987 and 1997 by The American Institute of Architects.  All rights reserved.  WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.  This document was produced by AIA software at 15:00:32 on 03/10/2005 under Order No.1000153036_4 which expires on 12/22/2005, and is not for resale.

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Worth County Estimate	Lake	1/6/05

							Delta from 10/6/04
Offsite Improvements

Realignment of Road (Delete)					$0
Improvements of 105	1			L.S.	$200,000
Signalization	1			L.S.	$150,000
Sewage treatment	1			L.S.	$600,000		$100,000
Water Distribution	1			L.S.	$250,000		$50,000

Sub Total Offsite					$1,200,000	$1,200,000	$150,000

Onsite Improvements

Grading	1			L.S.	$300,000
Roads and Drives	1			L.S.	$600,000
Landscaping	1			L.S.	$125,000
Parking	600	Spaces	$2,200	Per Space	$1,320,000
Truck/RV Parking	30	Spaces	$6,800	Per Space	$204,000
RV Park (Phase II)							$-900,000
Lake (10 Acres)	1			L.S.	$700,000		$200,000
Exterior Theming - Porte Cochere	1			L.S.	$1,200,000
Exterior Theming (3) Elevations	2		$250,000	Per Side	$500,000		$500,000
Water Feature (Exterior)	1			L.S.	$300,000		$100,000

Subtotal Onsite					$5,249,000	$5,249,000	$-100,000

Building

Casino Including Water under Gaming Floor	18,000	S.F.	$200	Per S.F.	$3,600,000		$1,400,000
Water Feature (Interior)	3,000	S.F.	$265	Per S.F.	$795,000		$795,000
Buffet (225 Seats)	5,000	S.F.	$170	Per S.F.	$850,000		$250,000
Lounge	3,000	S.F.	$170	Per S.F.	$510,000		$60,000
Fast Food Court	3,600	S.F.	$165	Per S.F.	$594,000		$162,000
Gift Shop	1,000	S.F.	$150	Per S.F.	$150,000		$150,000
Arcade	1,200	S.F.	$155	Per S.F.	$186,000		$66,000
Misc Area (Vestibules, Restrooms, Circ)	8,000	S.F.	$150	Per S.F.	$1,200,000		$300,000
Back of House	10,000	S.F.	$155	Per S.F.	$1,550,000		$650,000
Buffet Kitchen	2,500	S.F.	$165	Per S.F.	$412,500		$37,500
Employee Dining (Phase II)
Kids Area (Phase II)

Subtotal Building	55,300				$9,847,500	$9,847,500	$3,870,500

FF&E

Casino	18,000	S.F.	$25	Per S.F.	$450,000		$10,000
Buffet (225 Seats)	5,000	S.F.	$85	Per S.F.	$425,000		$25,000
Lounge	3,000	S.F.	$125	Per S.F.	$375,000		$15,000
Fast Food Court	3,600	S.F.	$0	Per S.F.	$0
Gift Shop	1,000	S.F.	$75	Per S.F.	$75,000		$75,000
Arcade	1,200	S.F.	$0	Per S.F.	$0
Misc. Area (Vestibules, Restroom, Circ.)	8,000	S.F.	$75	Per S.F.	$600,000		$-30,000
Back of House	10,000	S.F.	$10	Per S.F.	$100,000		$10,000
Buffet Kitchen	2,500	S.F.	$40	Per S.F.	$100,000		$25,000
Employee Dining (Phase II)
Kids Quest (Phase II)

Subtotal FF&E	217				$2,125,000	$2,125,000	$130,000

Subtotal Facility					$18,421,500	$4,050,500

Permits	1		L.S.	$50,000
Fees	1		L.S.	$1,500,000		$350,320

Subtotal Permits and Fees				$1,550,000	$1,550,000	$350,320

Total Facility Including Permints and Fees					$19,971,500	$4,400,820

Equipment / Misc.

Gaming Equipment OS&E, IT (500 Slots, 12 Table Games)	1		L.S.	$10,350,000		$-50,000
IT, CATV, AV and Network Design	1		L.S.	$50,000		$50,000
OS&E (Included Above)				$0
Kitchen and lounge Bar Equipment	1		L.S.	$800,000		$200,000
IT (Included Above)				$0
A/V	1		L.S.	$300,000
Exterior Signage Including Pylon	1		L.S.	$1,000,000
Interior Directional Signage	1		L.S.	$250,000
Equipment (Included Above)
Softwares (Included Above)
Reimbursables	1		L.S.	$450,000

Total Equipment/Misc.				$13,200,000	$13,200,000	$200,000

Land
Heartland Property	15	Acres			$2,100,000
South Lot	14	Acres			$290,000
Total Land					$2,390,000	$0

Subtotal Project					$35,561,500	$4,600,820

Site Work Contingency	10%				$524,900	$524,900

Facility Contingency	10%				$1,842,150	$405,050

Equipment/Misc. Contingency	10%				$1,320,000	$20,000

Casino Bankroll	1		L.S.		$1,250,000

Total Facility					40,498,550	$5,550,770